Exhibit 2.1
ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), is dated as of September 27, 2012, and is by and between Accelerize New Media, Inc., a Delaware corporation with its principal place of business located at 2244 W. Coast Highway, Suite 250, Newport Beach, California 92663 (“Seller”) and Emerging Growth LLC, a Delaware limited liability company with its principal place of business located at 143 Calle Mayor, Redondo Beach, California 90277 (“Buyer”). Each of Seller and Buyer may be referred to hereinafter as a “Party” and collectively as the “Parties”.

WHEREAS, Seller desires to sell, transfer, convey and assign to Buyer the Acquired Assets (as defined herein) relating to Seller’s online marketing services business (the “Business”) and certain Assumed Liabilities (as defined herein) all upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, Buyer desires to purchase the Acquired Assets and assume the Assumed Liabilities, all upon the terms and subject to the conditions hereinafter set forth;

NOW THEREFORE, in consideration of the representations and warranties, covenants and conditions set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Definitions.  The following terms, as used herein, have the following meanings:

“Acquired Assets” means the assets set forth in Exhibit A attached hereto and any assets of a similar kind acquired by Seller for the Business after the date hereof and on or prior to the Closing Date and no other assets.

“Affiliate” means any Person controlling, controlled by or under common control with a Party to this Agreement.

“Agility” has the meaning set forth in Section 2.3(a) hereof.

“Agility Account” has the meaning set forth in Section 2.3(a) hereof.

“Agility Payment” has the meaning set forth in Section 2.3(a) hereof.

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.1(c) hereof.

“Assumed Liabilities” means the liabilities, including liabilities assumed by reason of the acquisition of the Acquired Assets, set forth in Exhibit B attached hereto and any liabilities of a similar kind incurred by Seller after the date hereof and on or prior to the Closing Date.

“Bill of Sale” has the meaning set forth in Section 3.1(c).

“Business” has the meaning set forth in the preamble of this Agreement.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Claim” has the meaning set forth in Section 10.2 hereof.

“Closing” means all actions required to take place on the Closing Date as herein provided have occurred and the conditions to Closing set out in Section 7 and Section 8 hereof have been satisfied.

“Closing Date” means September 27, 2012.

“Confidential Information” means any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of each of the Parties, and includes, without limitation, each Party’s respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, vendors, suppliers and customer lists, business forecasts, sales and merchandising, and marketing plans and information.

“Contracts” has the meaning set forth in Section 4.6 hereof.

 “Default Rate” means two (2.00%) percent above the Interest Rate as defined in the Notes.

“First Installment Payment Date” means November 15, 2012.

“Indemnified Parties” has the meaning set forth in Section 10.2 hereof.

“Indemnifying Party” has the meaning set forth in Section 10.2 hereof.

“Initial Payment” has the meaning set forth in Section 2.3(a) hereof.

“Installment Note” has the meaning set forth in Section 2.3(a) hereto.

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“Installment Payment” and “Installment Payments” has the meaning set forth in Section 2.3(a) hereof.

“Lien” means any mortgage, lien, pledge, charge, security interest, encumbrance or restriction of any kind in respect of an asset.

“Notes” shall mean the “Installment Note” and the “Services Note”.

“Offered Employees” has the meaning set forth in Section 9.2 hereof.

“Party” has the meaning set forth in the preamble of this Agreement.

“Person” means any individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Purchase Price” has the meaning set forth in Section 2.3 hereof.

“Security Agreement” has the meaning set forth in Section 2.3(b) hereof.

“Seller” has the meaning set forth in the preamble of this Agreement.

“Seller’s Account” has the meaning set forth in Section 2.3(a) hereof.

“Services Amount” has the meaning set forth in Section 2.3(a) hereof.

“Services Note” has the meaning set forth in Section 2.3(a) hereof.

“Total Installment Payment Amount” has the meaning set forth in Section 2.3(a) hereof.

“Transaction Documents” means all agreements, documents, instruments and certificates contemplated by this Agreement or to be executed by a party to this Agreement in connection with the transactions consummated by this Agreement (including, without limitation, the Assignment and Assumption Agreement and the Bill of Sale).

2.           Sale and Purchase of Assets.

2.1           Acquired Assets.  Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall purchase, assume and accept from Seller and Seller shall convey, sell, transfer, assign and deliver to Buyer, all of its right title and interest in the Acquired Assets.

2.2           Assumption of Liabilities.  Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall assume all Assumed Liabilities.

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2.3           Purchase Price.

(a)           Purchase Price Amounts.  In consideration for the sale, transfer and conveyance of the Acquired Assets by Seller, Buyer shall pay or cause to be paid to Seller an aggregate amount of Eight Hundred Sixty Two Thousand Dollars ($862,000) (the “Purchase Price”), payable as follows:

(i)
On the Closing Date, Buyer shall pay to Seller the amount of One Hundred and Fifty Thousand Dollars ($150,000) (the “Initial Payment”) by wire transfer of immediately available funds  to the account of Seller specified in Exhibit D hereto (the “Seller’s Account”);

(ii)
On the Closing Date, Buyer shall pay for the benefit of Seller to Agility Capital II, LLC (“Agility”) the amount of Fifty Thousand Dollars ($50,000) (the “Agility Payment”) by wire transfer of immediately available funds to the account of Agility specified in Exhibit D hereto (the “Agility Account”);

(iii)
On the First Installment Payment Date, and thereafter on the fifteenth (15th) day of each month until the date which is twenty seven (27) months from the first installment payment date, Buyer shall pay to Seller an amount of Six Thousand Dollars ($6,000) plus interest to date by wire transfer of immediately available funds to the Seller’s Account (each payment, an “Installment Payment”, and collectively, the “Installment Payments”), up to an aggregate amount of One Hundred and Sixty Two Thousand Dollars ($162,000) (the “Total Installment Payment Amount”) and such payment obligation shall be set out in the note attached hereto as the “Installment Note” which Note shall be in the form annexed hereto as Exhibit 1 and shall be delivered at the Closing; provided that if Buyer pays to Seller an amount, including Installment Payments, of One Hundred Thousand Dollars ($100,000) plus unpaid interest by wire transfer of immediately available funds to the Seller’s Account prior to January 1, 2013, the Total Installment Payment Amount due shall be deemed satisfied; and

(iv)
By delivery at the Closing of a promissory note in the form annexed hereto as Exhibit 2 in the principal amount of Five Hundred Thousand Dollars ($500,000) (the “Services Note”).  The Services Note shall be payable on December 27, 2014 and shall bear interest at the rate of three and one-quarter percent (3.25%).  Interest shall be accrued quarterly and added to the principal of the Services Note and shall be payable on December 27, 2014 or on such date as the final prepayment of principal is made.  Seller desires Buyer to render certain services of a nature and at a cost to be agreed, and Buyer shall render an invoice for such services rendered, if requested, on a monthly basis.  At the end of every calendar quarter, the aggregate amount of all invoices rendered by Buyer to Seller shall be applied to the outstanding principal of the Services Note and the amount thereof shall reduce the outstanding principal as shall be evidenced on Schedule 1 to the Services Note.

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(b)           Security for Purchase Price.  The obligations of Buyer under the Installment Note and the Services Note will be secured pursuant to a security agreement (the “Security Agreement”) between Buyer and Seller in the form attached as Exhibit E hereto, to be executed at the Closing.

3.           Closing.

3.1           Closing.  The Closing of the transactions contemplated by this Agreement shall be held at 2:00 P.M. New York City time on the Closing Date at the offices of Sullivan & Worcester LLP, or at such other time or place as the Parties may agree upon in writing.  At the Closing:

(a)           Buyer shall make the payments and deliver the Notes;

(b)           Seller and Buyer shall execute the Security Agreement;

(c)           Seller and Buyer shall execute an assignment and assumption agreement dated as of the Closing Date with respect to the Acquired Assets (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit C; and

(d)           Seller shall execute and deliver to Buyer a bill of sale (the “Bill of Sale”) dated as of the Closing Date conveying all the Acquired Assets to Buyer free and clear of all Liens as of the Closing Date, other than as set forth in the Security Agreement, in the form attached hereto as Exhibit F.

4.           Representations and Warranties by Seller.  Seller represents and warrants to Buyer:

4.1           Organization and Standing.  Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

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4.2           Authority for Agreement.  Seller has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents and the consummation by Seller of the transactions contemplated hereby and thereby are within Seller’s corporate powers and have been duly authorized by all necessary corporate action on the part of Seller.  This Agreement and each of the Transaction Documents to which Seller is a party has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors and general equity principles.

4.3           Government Consent, etc.  No consent, approval or authorization of or registration, designation, declaration or filing with any governmental authority, federal or other, in the United States is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4.4           Non-Contravention.  The execution, delivery and performance by Seller of this Agreement and each Transaction Document and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the corporate charter or bylaws of Seller, (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order, permit or decree binding upon or applicable to Seller or the Business; (iii) constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller, or to a loss of any benefit, relating to the Business, or (iv) result in the creation or imposition of any Lien on any Acquired Asset other than as contemplated herein.

4.5           Title to Acquired Assets.  Other than as provided in Schedule 4.5, Seller owns the Acquired Assets and on the Closing Date, subject to the receipt by Agility and Seller of the amounts and Notes set forth in Section 2.3 and upon delivery by Seller to Buyer of the Assignment and Assumption Agreement and the Bill of Sale, Buyer will have good and valid title to the Acquired Assets free and clear of all Liens, other than as contemplated herein.

4.6           Contracts. Schedule 4.6 lists all contracts which are included in the Acquired Assets (“Contracts”). Except as set forth on Schedule 4.6, to Seller’s knowledge, Seller is not in any material breach of any term or provision of any Contract, except for any breach which has been waived by the other party or parties to such Contract.  Except as set forth on Schedule 4.6, Seller has not received written notice of any breach, default or termination or threat of termination under any Contract.

4.7           Third Party Consents.  Other than as provided in Schedule 4.7, no consent, approval or authorization of any third party is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby.

4.8           Litigation.  There is no action, suit, investigation or proceeding pending or, to the knowledge of Seller, threatened (i) against or adversely affecting the Business or Acquired Assets or (ii) seeking to delay, limit or enjoin the transactions contemplated by this Agreement.   Seller is not subject to any governmental order relating to the Business and there are no unsatisfied judgments against the Business or the Acquired Assets.

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4.9           Brokers.  Seller has not, directly, or indirectly, dealt with anyone acting in the capacity of a finder or broker, nor has Seller incurred any obligations for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Agreement.

5.           Representations and Warranties by Buyer.  Buyer represents and warrants to Seller:

5.1           Organization and Standing.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

5.2           Authority for Agreement.  Buyer has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action of Buyer.  This Agreement and each of the Transaction Documents has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors and general equity principles.

5.3           Government Consent, etc.  No consent, approval or authorization of or registration, designation, declaration or filing with any governmental authority, federal or other, in the United States on the part of Buyer is required.

5.4           Non-Contravention.  The execution, delivery and performance by Buyer of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the certificate of formation or operating agreement of Buyer, (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order, permit or decree binding upon or applicable to Buyer, (iii) constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer, or (iv) result in the creation or imposition of any Lien on any Acquired Asset, other than as set forth in the Security Agreement.

5.5           Litigation.  There is no action, suit, investigation or proceeding pending or, to the knowledge of Buyer, threatened seeking to delay, limit or enjoin the transactions contemplated by this Agreement.

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5.6           Brokers.  Buyer has not, directly, or indirectly, dealt with anyone acting in the capacity of a finder or broker, nor has Buyer incurred any obligations for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Agreement.

6.           Covenants.  The Parties agree hereto that:

6.1           Further Assurances.  Each of Seller and Buyer shall, from time to time after the date hereof, at the reasonable request of another Party, and without further consideration, execute and deliver such further instrumentation of transfer and assignment or take such other actions as may be reasonably necessary to give effect to the transactions contemplated hereby.

6.2           Confidentiality.  Each of Seller and Buyer agree to keep all Confidential Information confidential and not to use, disseminate, or in any way disclose any Confidential Information of another Party to any Person without first obtaining the other party’s prior written consent, except as required by law.

6.3           Business in Ordinary Course.  From the date hereof until the Closing Date, Seller shall conduct the Business in all material respects in the ordinary course in accordance with past practice.

6.4           Insurance.  For a period of at least twelve (12) months subsequent to the Closing Date, Buyer will maintain in effect the insurance policies specified in Schedule 6.4.

6.5           Post-Closing Conduct of Buyer. After the Closing, the Buyer shall conduct the Business in a way that will reflect favorably on the Seller and its business and Buyer shall not act or fail to act, in any manner, which may harm the Seller.

7.           Conditions to Obligations of Seller.  The obligations of Seller to consummate the transactions contemplated by this Agreement at the Closing are, at the option of Seller, subject to each of the following conditions, and Buyer shall use all reasonable efforts to cause each such condition to be timely satisfied.

7.1           Representations and Warranties.  The representations and warranties of Buyer contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and if not qualified by materiality, shall be true and correct in all material respects, as of the date hereof and at and as of the Closing Date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct in all material respects as of such time.

7.2           Performance.  Buyer shall have performed all agreements and obligations and complied with all conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

7.3           Legal Proceedings.  No law, regulation, judgment, injunction, order, permit or decree binding upon Buyer restraining, prohibiting or affecting the consummation of the transactions contemplated by this Agreement shall be in effect, and no action, suit, investigation or proceeding shall be pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

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7.4           Payments of the Purchase Price.  Agility and Seller shall have received the payments specified in Section 2.3.

7.5           Agreements.  The Assignment and Assumption Agreement, the Bill of Sale and the Security Agreement shall have been executed and delivered.

7.6           Financing Statement.  A duly completed UCC-1 will have been signed by Buyer and delivered to Seller.

8.           Conditions to Obligations of Buyer.  The obligations of Buyer to consummate the transactions contemplated by this Agreement at the Closing are, at the option of Buyer, subject to each of the following conditions, and Seller shall use all reasonable efforts to cause each such condition to be timely satisfied.

8.1           Representations and Warranties.  The representations and warranties of Seller contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and if not qualified by materiality, shall be true and correct in all material respects, as of the date hereof and at and as of the Closing Date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct in all material respects as of such time.

8.2           Performance.  Seller shall have performed all agreements and obligations and complied with all conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

8.3           Legal Proceedings.  No law, regulation, judgment, injunction, order, permit or decree binding upon Seller restraining, prohibiting or affecting the consummation of the transactions contemplated by this Agreement shall be in effect, and no action, suit, investigation or proceeding shall be pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

8.4           Agreements.  The Assignment and Assumption Agreement, the Bill of Sale and the Security Agreement shall have been executed and delivered.

9.           Transition of Business and Offers of Employment

9.1           Transition of Business.  After the Closing Date Seller shall, for a period not to exceed ninety (90) days, provide the support services set out in Exhibit G, all to the extent necessary to effect an orderly transition of the Business to Buyer at no cost to Buyer.

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9.2           Offers of Employment.  On or prior to the Closing Date, Buyer shall offer employment to Paul Archie, Stephen Haas, Katie Hart, Gabriel Hawman, Daniel Minton, Keith Nemeroff, Jessica Tice and Bonnie Woodworth (the “Offered Employees”).  The offers of employment by Buyer to the Offered Employees shall be on the same terms and with the same compensation and benefits under which the Offered Employees are currently employed by Seller.  Seller shall use its best efforts to assist Buyer in Buyer’s hiring of the Offered Employees.

10.           Survival; Indemnification.

10.1           Survival.  The representations and warranties of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the Closing for a period of twelve (12) months after the Closing Date.

10.2           Indemnification.  Each Party (the “Indemnifying Party”) hereby agrees to indemnify and hold harmless each other Party and each of its Affiliates, shareholders, directors, officers, employees and agents (the “Indemnified Parties”) against any and all damage, loss, liability and expense (including without limitation reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) incurred or suffered by the Indemnified Parties, arising out of any material misrepresentation or material breach of warranty, made by the Indemnifying Party pursuant to the provisions of this Agreement and in any certificate or other writing delivered pursuant hereto or thereto and any claim, action, suit or proceeding by any third party alleging facts that if proven true would constitute a misrepresentation or material breach of warranty by the Indemnifying Party, or any breach of any covenant or agreement made by the Indemnifying Party pursuant to this Agreement (“Claim”).

10.3           Procedures.  To seek indemnification under Section 10.2, the Indemnified Party shall give notice to the Indemnifying Party of the assertion of any Claim; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder, except to the extent that the Indemnifying Party has been materially prejudiced thereby.  The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any Claim at their own expense.  The Indemnifying Party shall not be liable under Section 10.2 for any settlement of any Claim effected by the Indemnified Party without its consent.

11.           Miscellaneous.

11.1           Expenses. Each Party shall assume and bear all expenses, costs and fees incurred or assumed by such Party in the preparation and execution of this Agreement and the performance of the transactions contemplated thereby, whether or not the transactions shall be consummated.

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11.2           Notices.  All notices, requests, demands, consents and communications necessary or required under this Agreement shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by overnight courier, or by facsimile (receipt confirmed) to:

if to Seller	Accelerize New Media, Inc.
2244 W. Coast Highway, Suite 250
Newport Beach, CA 92663
Attn: Damon Stein, General Counsel

with a copy to:	Sullivan & Worcester LLP
1633 Broadway, 32nd Floor
New York, New York 10019
Attn: J. Truman Bidwell Jr., Esq.

if to Buyer:	Emerging Growth LLC
143 Calle Mayor
Redondo Beach, CA 90277
Attn: Darren Dayton

with a copy to:	Sullivan & Worcester LLP
1633 Broadway, 32nd Floor
New York, New York 10019
Attn: J. Truman Bidwell Jr., Esq.

All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent five (5) days following the date on which mailed, or two (2) days following the date mailed if sent by overnight courier, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

11.3           Successors and Assigns.  All covenants and agreements set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors, heirs and assigns of such party, whether or not so expressed.  None of the parties may assign or transfer any of their respective rights or obligations under this Agreement without the consent in writing of the other parties hereto.

11.4           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

11.5           Severability.  In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of parties’ rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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11.6           Third Parties.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or any other certificate, document, instrument or agreement executed in connection herewith.

11.7           Governing Law; Jurisdiction and Remedies.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the principles of conflicts or choice of law.  The parties expressly agree that any state or federal court in the County of New York, State of New York shall have exclusive jurisdiction with respect to any dispute arising out of or in connection with this Agreement.  The parties hereby acknowledge that said courts have jurisdiction over any such dispute or controversy, and that they hereby waive any objection to personal jurisdiction or venue in these courts or that such courts are an inconvenient forum.

11.8           Entire Agreement.  This Agreement, including the Schedules and Exhibits, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in such Schedules or Exhibits.  This Agreement may not be amended except by an instrument in writing signed by the parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

SELLER: ACCELERIZE NEW MEDIA, INC.	BUYER: EMERGING GROWTH LLC
By: /s/ Brian Ross Name: Brian Ross Title: Chief Executive Officer	By: /s/Darren Dayton Name: Darren Dayton Title: Managing Member

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Exhibit 1

Installment Note

PROMISSORY NOTE

$162,000.00	September 27, 2012

FOR VALUE RECEIVED, the undersigned, EMERGING GROWTH LLC, a Delaware limited liability company, with offices at 143 Calle Mayor, Redondo Beach, California 90277 (the "Maker"), hereby unconditionally promises to pay to the order of ACCELERIZE NEW MEDIA, INC., a Delaware corporation, (the "Payee"), at 2244 W. Coast Highway, Suite 250, Newport Beach, California 92663, on February 15, 2015 (the "Maturity Date") the principal amount of One Hundred Sixty Two Thousand Dollars ($162,000), in lawful money of the United States of America, and to pay interest (computed on the basis of a 365-day per year and the actual number of days elapsed) on the unpaid principal balance hereof at a rate of five percent (5%) per annum, such interest to be payable on the fifteenth day of each month, with the first payment due on  November 15, 2012.  The Maker also promises to pay on demand interest on any overdue portion of principal and (to the extent permitted by applicable law) on any overdue installment of interest at the rate of seven percent (7%) per annum.  This note is the Installment Note as defined and described in that certain Asset Purchase Agreement between the Maker and the Payee dated as of the date hereof (the “Asset Purchase Agreement”).  Payment of this Note shall be made and pre-payment may be made as provided for in Section 2.3 of the Asset Purchase Agreement.

1.           Representations and Warranties.  The Maker represents and warrants as follows:

(a)           the Maker is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)           the execution, delivery and performance by the Maker of this Note are within the Maker's powers, have been duly authorized by all necessary action, and do not contravene (A) the Maker's certificate of formation or operating agreement or (B) (x) any law or (y) any agreement or document binding on or affecting the Maker;

(c)           no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by the Maker of this Note;

(d)           this Note constitutes the legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; and

(e)           the Maker has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby.

2.           Covenants.  So long as any principal or interest is due hereunder and shall remain unpaid, the Maker will, unless the Payee shall otherwise consent in writing:

2.1           Maintain and preserve its existence, rights and privileges;

2.2           Not incur any Indebtedness (as defined in Section 12, below), unless such Indebtedness is subordinated to the prior payment in full of this Note on terms reasonably satisfactory to the Payee.

2.3           Not (i) directly or indirectly sell, lease or otherwise dispose of (A) any of its property or assets other than in the ordinary course of business or (B) substantially all of its properties and assets, in the aggregate, to any person(s), whether in one transaction or in a series of transactions over any period of time, (ii) merge into or with or consolidate with any other person or (iii) adopt any plan or arrangement for the dissolution or liquidation of the Maker.

2.4           Give written notice to the Payee upon the occurrence of an Event of Default (as defined below) or any event but for the giving of notice or lapse of time, or both, would constitute an Event of Default within five (5) business days of such event.

3.           Events of Default.  The Maker will be in default under this Note upon the occurrence of any of the following (each an "Event of Default"):

3.1           failure to pay when due the amounts required by this Note or amounts owing to the Payee by the Maker under any other Note or agreement; or

3.2           suspension or liquidation by the Maker of its usual business; or

3.3           filing by or against the Maker of a petition under any of the provisions of the Bankruptcy Reform Act of 1978, as amended, or any comparable statute, rule or regulation applicable to the Maker in any jurisdiction; or

3.4           application for, or appointment of, a receiver of the Maker or its properties; or

3.5           any representation or warranty made by the Maker herein, or in the Asset Purchase Agreement or any other Transaction Document (as such term is defined in the Asset Purchase Agreement), shall prove to have been incorrect in any material respect when made; or

3.6           the Maker or any other person or entity shall fail to perform or observe any other term, covenant or agreement contained in this Note or in the Asset Purchase Agreement or any other Transaction Document on its part to be performed or observed, or there is any other breach of this Note or the Asset Purchase Agreement.

Upon an Event of Default, the Payee may accelerate all amounts due or to become due hereunder and may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right, including, without limitation, a right of set-off, it possesses, and the Payee may recover all costs of suit and other expenses in connection therewith, together with attorneys' fees and costs of collection.

The Maker waives demand, presentment, notice of presentment, protest and notice of protest, and notice of nonpayment and dishonor of this Note.

4.           Prepayments.  This Note may be prepaid in whole or in part, together with interest accrued to the date of any such prepayment, in accordance with Section 2.3(a)(iii) of the Asset Purchase Agreement.

5.           No Set-Off.  The obligation of the Maker to make the payments required hereunder shall be absolute and unconditional without any defense or right of set-off, counterclaim or recoupment by reason of any indebtedness or liability which may at any time be owing to the Maker by the Payee.

6.           Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.

7.           Jurisdiction and Venue.  THE MAKER IRREVOCABLY:  (A) CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT RELATING TO THIS NOTE SHALL BE COMMENCED EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK; (B) SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION OR PROCEEDING; (C) WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS; AND (D) CONSENTS TO SERVICE OF PROCESS GIVEN IN THE MANNER SET OUT IN SECTION 9. THE MAKER WAIVES TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE.

8.           Assignment.  This Note shall inure to the benefit of and shall be binding upon the Maker and the Payee and each of their respective successors, heirs and assigns, provided that the Maker shall not assign or otherwise delegate all or any part of its obligations hereunder without the prior written consent of the Payee and any purported assignment without such consent shall be null and void.

9.           Notices.  Any notice may be sent by United States certified mail, postage prepaid, to the Maker and Payee at their respective addresses set forth above.

10.           Miscellaneous. Headings are inserted solely for convenience of reference and shall not affect the interpretation of any provision of this Note.  The Maker acknowledges that this Note sets forth the entire agreement of the Maker and the Payee with respect to the payment of the amount of this Note and supersedes any and all oral and written statements, representations or other agreements made prior hereto or contemporaneously herewith.

11.           Indemnification.  The Maker hereby agrees to indemnify and hold harmless the Payee and its respective affiliates, directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, reasonable fees (including attorneys’, accountants’ and other experts’ fees and disbursements), liens, taxes, penalties, obligations and expenses incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty or covenant of the Maker contained in this Note or otherwise in connection with or as a result of or related to the execution, delivery or performance of this Note or the transactions contemplated hereby.  The indemnification provisions of this Section 11 shall survive repayments in full of this Note.

12.           Definition.  As used herein, "Indebtedness" with respect to any person or entity shall mean any amount owing to a bank or other financial institution entity for money borrowed or for delayed payment of amounts owing for a purchase of assets.  The term "Indebtedness" shall also include, whether or not so reflected, (i) indebtedness, obligations and liabilities secured by any lien on property of such person whether or not the indebtedness secured thereby shall have been assumed by such person, and (ii) all guaranties of any of the above.  Notwithstanding the foregoing, in determining the indebtedness of any person, there shall be included all Indebtedness of such person deemed to be extinguished under generally accepted accounting principles but for which such person or entity remains legally liable.

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IN WITNESS WHEREOF, the Maker has executed this Note on the date first set forth above.

EMERGING GROWTH LLC

By:
Name:
Title:

Exhibit 2

Services Note

PROMISSORY NOTE

$500,000.00	September 27, 2012

FOR VALUE RECEIVED, the undersigned, EMERGING GROWTH LLC, a Delaware limited liability company, with offices at 143 Calle Mayor, Redondo Beach, California 90277 (the "Maker"), hereby unconditionally promises to pay to the order of ACCELERIZE NEW MEDIA, INC., a Delaware corporation, (the "Payee"), at 2244 W. Coast Highway, Suite 250, Newport Beach, California 92663, on December 27, 2014 (the "Maturity Date") the principal amount of Five Hundred Thousand Dollars ($500,000), in lawful money of the United States of America, and to accrue interest (computed on the basis of a 365-day per year and the actual number of days elapsed) on the unpaid principal balance hereof at a rate of three and one-quarter percent (3.25%) per annum, such interest to be accrued quarterly or to the Maturity Date, as the case may be, and paid on the Maturity Date or the date the principal hereof shall be paid in full, whichever comes first.  The Maker also promises to pay on demand interest on any overdue portion of principal and (to the extent permitted by applicable law) on any overdue installment of interest at the rate of seven percent (7%) per annum.  This note is the Services Note as defined and described in that certain Asset Purchase Agreement between the Maker and the Payee dated as of the date hereof (the “Asset Purchase Agreement”).  Payment of this Note shall be made and pre-payment may be made as provided for in Section 2.3(iv) of the Asset Purchase Agreement and herein.

1.           Representations and Warranties.  The Maker represents and warrants as follows:

(a)           the Maker is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)           the execution, delivery and performance by the Maker of this Note are within the Maker's powers, have been duly authorized by all necessary action, and do not contravene (A) the Maker's certificate of formation or operating agreement or (B) (x) any law or (y) any agreement or document binding on or affecting the Maker;

(c)           no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by the Maker of this Note;

(d)           this Note constitutes the legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; and

(e)           the Maker has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby.

2.           Covenants.  So long as any principal or interest is due hereunder and shall remain unpaid, the Maker will, unless the Payee shall otherwise consent in writing:

2.1           Maintain and preserve its existence, rights and privileges;

2.2           Not incur any Indebtedness (as defined in Section 12, below), unless such Indebtedness is subordinated to the prior payment in full of this Note on terms reasonably satisfactory to the Payee.

2.3           Not (i) directly or indirectly sell, lease or otherwise dispose of (A) any of its property or assets other than in the ordinary course of business or (B) substantially all of its properties and assets, in the aggregate, to any person(s), whether in one transaction or in a series of transactions over any period of time, (ii) merge into or with or consolidate with any other person or (iii) adopt any plan or arrangement for the dissolution or liquidation of the Maker.

2.4           Give written notice to the Payee upon the occurrence of an Event of Default (as defined below) or any event but for the giving of notice or lapse of time, or both, would constitute an Event of Default within five (5) business days of such event.

3.           Events of Default.  The Maker will be in default under this Note upon the occurrence of any of the following (each an "Event of Default"):

3.1           failure to pay when due the amounts required by this Note or amounts owing to the Payee by the Maker under any other Note or agreement; or

3.2           suspension or liquidation by the Maker of its usual business; or

3.3           filing by or against the Maker of a petition under any of the provisions of the Bankruptcy Reform Act of 1978, as amended, or any comparable statute, rule or regulation applicable to the Maker in any jurisdiction; or

3.4           application for, or appointment of, a receiver of the Maker or its properties; or

3.5           any representation or warranty made by the Maker herein, or in the Asset Purchase Agreement or any other Transaction Document (as such term is defined in the Asset Purchase Agreement), shall prove to have been incorrect in any material respect when made; or

3.6           the Maker or any other person or entity shall fail to perform or observe any other term, covenant or agreement contained in this Note or in the Asset Purchase Agreement or any other Transaction Document on its part to be performed or observed, or there is any other breach of this Note or the Asset Purchase Agreement.

Upon an Event of Default, the Payee may accelerate all amounts due or to become due hereunder and may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right, including, without limitation, a right of set-off, it possesses, and the Payee may recover all costs of suit and other expenses in connection therewith, together with attorneys' fees and costs of collection.

The Maker waives demand, presentment, notice of presentment, protest and notice of protest, and notice of nonpayment and dishonor of this Note.

4.           Prepayments.  This Note may be prepaid in whole or in part, together with interest accrued to the date of any such prepayment, in accordance with Section 2.3(a)(iv) of the Asset Purchase Agreement and as provided herein.  Payee desires that the Maker shall render certain services to it from and after the closing of the Asset Purchase Agreement.  Such services shall be of a nature and at a cost to be agreed.  Maker shall invoice Payee monthly for requested services, and Payee shall pay for such services by reducing the outstanding principal of this Note by an amount equal to the amount of the invoice or invoices.  Such reduction shall be made at the end of every calendar quarter by a notation on Schedule 1 to this Note.

5.           No Set-Off.  The obligation of the Maker to make the payments required hereunder shall be absolute and unconditional without any defense or right of set-off, counterclaim or recoupment by reason of any indebtedness or liability which may at any time be owing to the Maker by the Payee.

6.           Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.

7.           Jurisdiction and Venue.  THE MAKER IRREVOCABLY:  (A) CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT RELATING TO THIS NOTE SHALL BE COMMENCED EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK; (B) SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION OR PROCEEDING; (C) WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS; AND (D) CONSENTS TO SERVICE OF PROCESS GIVEN IN THE MANNER SET OUT IN SECTION 9. THE MAKER WAIVES TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE.

8.           Assignment.  This Note shall inure to the benefit of and shall be binding upon the Maker and the Payee and each of their respective successors, heirs and assigns, provided that the Maker shall not assign or otherwise delegate all or any part of its obligations hereunder without the prior written consent of the Payee and any purported assignment without such consent shall be null and void.

9.           Notices.  Any notice may be sent by United States certified mail, postage prepaid, to the Maker and Payee at their respective addresses set forth above.

10.           Miscellaneous. Headings are inserted solely for convenience of reference and shall not affect the interpretation of any provision of this Note.  The Maker acknowledges that this Note sets forth the entire agreement of the Maker and the Payee with respect to the payment of the amount of this Note and supersedes any and all oral and written statements, representations or other agreements made prior hereto or contemporaneously herewith.

11.           Indemnification.  The Maker hereby agrees to indemnify and hold harmless the Payee and its respective affiliates, directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, reasonable fees (including attorneys’, accountants’ and other experts’ fees and disbursements), liens, taxes, penalties, obligations and expenses incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty or covenant of the Maker contained in this Note or otherwise in connection with or as a result of or related to the execution, delivery or performance of this Note or the transactions contemplated hereby.  The indemnification provisions of this Section 11 shall survive repayments in full of this Note.

12.           Definition.  As used herein, "Indebtedness" with respect to any person or entity shall mean any amount owing to a bank or other financial institution for money borrowed or for delayed payment of amounts owing for a purchase of assets.  The term "Indebtedness" shall also include, whether or not so reflected, (i) indebtedness, obligations and liabilities secured by any lien on property of such person whether or not the indebtedness secured thereby shall have been assumed by such person, and (ii) all guaranties of any of the above.  Notwithstanding the foregoing, in determining the indebtedness of any person, there shall be included all Indebtedness of such person deemed to be extinguished under generally accepted accounting principles but for which such person or entity remains legally liable.

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IN WITNESS WHEREOF, the Maker has executed this Note on the date first set forth above.

EMERGING GROWTH LLC

By:
Name:
Title:

SCHEDULE 1

Date	Principal Amount	Amount of Invoices	Net Principal Amount
December 31, 2012
April 30, 2013
August 31, 2013
December 31, 2013
April 30, 2014
August 31, 2014
December 27, 2014

Exhibit A

Acquired Assets

Omitted pursuant to the rules of the Securities and Exchange Commission.  The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request.

Exhibit B

Assumed Liabilities

Omitted pursuant to the rules of the Securities and Exchange Commission.  The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request.

Exhibit C

Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”), dated as of Closing Date, by and between Accelerize New Media, Inc., a Delaware corporation (“Seller”), and Emerging Growth LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H

WHEREAS, Buyer and Seller have done all things necessary to consummate the purchase by Buyer of certain Acquired Assets pursuant to the terms and conditions of the Asset Purchase Agreement dated September [  ], 2012 among Seller and Buyer (the “Asset Purchase Agreement”); terms defined in the Asset Purchase Agreement and not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement);

NOW, THEREFORE, in accordance with the terms of the Asset Purchase Agreement, the parties agree as follows:

1.           (a)  Seller does hereby sell, transfer, assign and deliver to Buyer all of the right, title and interest of Seller in, to and under the Acquired Assets.

(b)  Buyer does hereby accept all the right, title and interest of Seller in, to and under all of the Acquired Assets and agrees to assume all liabilities associated therewith.

(c)  Buyer shall be responsible for all Assumed Liabilities from and after the date hereof, and Seller shall be responsible for all Assumed Liabilities prior to the date hereof.

2.           This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the principles of conflicts or choice of law.

3.           This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

SELLER: ACCELERIZE NEW MEDIA, INC.	BUYER: EMERGING GROWTH LLC
By:________________________ Name: Title:	By:________________________ Name: Title:

Exhibit D

Wire Instructions

Omitted pursuant to the rules of the Securities and Exchange Commission.  The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request.

Exhibit E

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of September 27, 2012, by and between EMERGING GROWTH LLC, a Delaware limited liability company (“Grantor”) and ACCELERIZE NEW MEDIA, INC., a Delaware corporation (the “Secured Party”).

RECITALS

WHEREAS, Grantor and the Secured Party have entered into an Asset Purchase Agreement, dated as of the date hereof (as the same may be hereafter amended, modified, restated or supplemented from time to time, the “Asset Purchase Agreement”);

WHEREAS, pursuant to Section 2.3(a)(iii) of the Asset Purchase Agreement, Grantor will issue a note to evidence its promise to pay the amount of One Hundred Sixty Two Thousand Dollars ($162,000) and interest thereon (the “Installment Note”);

WHEREAS, pursuant to Section 2.3(a)(iv) of the Asset Purchase Agreement, Grantor will issue a note to evidence its promise to pay the amount of Five Hundred Thousand Dollars ($500,000) and interest thereon (the “Services Note”); and

WHEREAS, Grantor desires to grant the Secured Party security and assurance in order to secure the payment and performance of all Obligations (as hereinafter defined), and to that effect to grant the Secured Party a first priority perfected security interest in its assets and, in connection therewith, to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS

(a)  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Uniform Commercial Code as in effect in the State of New York (the “UCC”).

(b)  Capitalized terms used herein and not otherwise defined shall have the following meanings:

“Agreement”: this Agreement, and shall include all amendments, modifications and supplements hereto.

“Asset Purchase Agreement”: the meaning assigned to such term in the preamble of this Agreement.

“Business”:  the meaning assigned to such term in the Asset Purchase Agreement.

“Collateral”: the assets set forth in Schedule A attached hereto.

“Event of Default”: the occurrence of an Event of Default under the Installment Note or the Services Note.

“Installment Note”: the meaning assigned to such term in the preamble of this Agreement.

“Liens”: the meaning assigned to such term in the Asset Purchase Agreement.

 “Notes”: the Installment Note and Services Note, collectively.

“Obligations”: all obligations, liabilities and indebtedness of Grantor to the Secured Party, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, including, without limitation, obligations, liabilities, and indebtedness of Grantor arising under the Notes.

“Person”: the meaning assigned to such term in the Asset Purchase Agreement.

“Services Note”: the meaning assigned to such term in the preamble of this Agreement.

“Transaction Documents”: the meaning assigned to such term in the Asset Purchase Agreement.

(c)  Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter.  Except as otherwise specifically provided herein, each accounting term used herein shall have the meaning given to it under generally accepted accounting principles.  The term “including” shall not be limited or exclusive, unless specifically indicated to the contrary.  The word “will” shall be construed to have the same meaning in effect as the word “shall.”  The words “herein,” “hereof and “hereunder,” and other words of similar import, refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

I.    SECURITY

SECTION 1.01     Grant of Security.  As security for the Obligations, Grantor grants to secured party a security interest in the Collateral and all products and proceeds of the Collateral including without limitation proceeds of insurance policies.

SECTION 1.02  Release and Satisfaction.  Upon the termination of this Agreement and the indefeasible payment in full of the Obligations, the Secured Party shall deliver to Grantor, upon request therefor and at Grantor’s expense, releases and satisfactions of all financing statements, notices of assignment and other registrations of security.

II.   REPRESENTATIONS AND WARRANTIES

SECTION 2.01  Representations and Warranties With Respect to Security.  Grantor hereby represents and warrants to the Secured Party as follows:

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(a) Name.  Grantor’s exact legal name, state of incorporation or organization and organizational number is set forth on Schedule B annexed hereto.

(b) Ownership of Collateral.  Grantor owns all of its personal property and assets, including, without limitation, the Collateral, free and clear of all Liens, other than the Liens described in Sections 4.5, 4.7 and 5.4 of the Asset Purchase Agreement.

(c) Trademarks, Patents and Copyrights.  Annexed hereto as Schedule B is a complete list of all patents, trademarks, copyrights, applications therefor, and other similar General Intangibles which Grantor owns or has the right to use as of the date of this Agreement.  To Grantor’s knowledge, there are no assertions or claims challenging the validity of any of the foregoing.  To Grantor’s knowledge, the business of Grantor as now conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others.  To Grantor’s knowledge, there is no infringement of any General Intangible of Grantor.

(d) Accounts.  Annexed hereto as Schedule B is a list identifying the chief executive office or principal place of business of Grantor and all addresses at which Grantor maintains books or records relating to its Accounts as of the date of this Agreement.

(e) Inventory.  Annexed hereto as Schedule B is a list identifying all addresses where Grantor maintains its Inventory as of the date of this Agreement.  None of Grantor’s Inventory is currently maintained or will be maintained with any bailee that issues negotiable warehouse receipts or other negotiable instruments therefor.

(f) Equipment.  Annexed hereto as Schedule B is a list identifying all the addresses where the Equipment of Grantor is located.

(g) Trade Names.  Except as set forth on Schedule B annexed hereto, Grantor has not done during the five (5) years prior to this Agreement, and does not currently do, business under fictitious business names or trade names.  Grantor has not been known under any other name during such five-year period.  Grantor will only change its name or do business under any other fictitious business names or trade names during the term of this Agreement after giving not less than thirty (30) business days’ prior written notice to the Secured Party.

(h) Acquired Collateral.  Except as contemplated in the Asset Purchase Agreement or as disclosed in writing to the Secured Party, the Collateral has been acquired or originated by Grantor in the ordinary course of Grantor’s business and was not acquired pursuant to any acquisition of all or a portion of the business of any Person whether by merger, acquisition of assets or otherwise.

(i) Third-Party Locations.  Except as set forth on Schedule B annexed hereto, no Collateral is in the possession of, or under the control of, any Person other than Grantor.

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(j) Enforceability of Security Interests.  Upon the execution of this Agreement by Grantor and the filing of financing statements properly describing the Collateral and identifying Grantor and the Secured Party in the applicable jurisdiction required pursuant to the UCC, the security interests and liens granted to the Secured Party under this Agreement (including Section 1.01) hereof shall constitute valid, perfected and first priority security interests and liens in and to the Collateral of Grantor, other than Collateral which may not be perfected by filing under the Uniform Commercial Code, in each case enforceable against all third parties and securing the payment of the Obligations.

III.     COVENANTS OF GRANTOR

SECTION 3.01  Records; Location of Collateral.  So long as Grantor shall have any Obligation to the Secured Party: (a) Grantor shall not change the jurisdiction of its incorporation or organization or move its chief executive office, principal place of business or office at which is kept its books and records (including computer printouts and programs) from the locations existing on the date hereof and listed on Schedule B annexed hereto; (b) Grantor shall not establish any offices or other places of business at any other location; (c) Grantor shall not move any of the Collateral to any location other than those locations existing on the date hereof and listed on Schedule B annexed hereto; and (d) Grantor shall not change its corporate name in any respect, unless, in each case of clauses (a), (b) (c) and (d) above, (i) Grantor shall have given the Secured Party thirty (30) business days’ prior written notice of its intention to do so, identifying the new location and providing such other information as the Secured Party deems necessary, and (ii) Grantor shall have delivered to the Secured Party such documentation, in form and substance satisfactory to the Secured Party and as required by the Secured Party, to preserve the Secured Party’s security interest in the Collateral.

SECTION 3.02  Further Assurances.  Grantor further agrees, upon the request of the Secured Party and at the Secured Party’s option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including, without limitation, (i) delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC to the extent, if any, that Grantor’s signature thereon is required therefor, (ii) causing the Secured Party’s name to be noted as Secured Party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or the ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce the Secured Party’s security interest in such Collateral, (iv) obtaining governmental and other third-party waivers, consents and approvals in form and substance satisfactory to the Secured Party, including, without limitation, any consent of any licensor, lessor or other persons obligated on Collateral, and (v) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party.  Grantor further authorizes the Secured Party to file initial financing statements describing the Collateral, and any amendments thereto.

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SECTION 3.03  Insurance and Assessments.  In the event Grantor shall fail to purchase or maintain insurance, or pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder or under the Asset Purchase Agreement, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event Grantor shall fail to perform or comply with any other covenant, promise or obligation to the Secured Party hereunder or under the Asset Purchase Agreement or any other Transaction Document, the Secured Party may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of Grantor, and all money so paid by the Secured Party, including reasonable attorney’s fees, shall be deemed to be Obligations.

SECTION 3.04  Inspection.  Upon reasonable notice to Grantor, the Secured Party may, during Grantor’s normal business hours, examine and inspect any Collateral and may examine, inspect and copy all books and records with respect thereto or relevant to the Obligations.

SECTION 3.05  Personal Property.  The Collateral shall remain personal property at all times.  Grantor shall not affix any of the Collateral to real property in any manner, which would change its nature from that of personal property to real property or to a fixture.

SECTION 3.06  Maintenance of Corporate Existence.  Grantor shall preserve and maintain its corporate existence.

SECTION 3.07  Indemnification.  Grantor hereby indemnifies the Secured Party and holds it harmless from and against any and all injuries, claims, losses, damages, judgments, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel), charges and encumbrances which may be incurred by or asserted against the Secured Party in connection with or arising out of this Agreement, any assertion, declaration or defense of the Secured Party’s rights or security interest under the provisions of this Agreement or any other Transaction Document, or relating directly or indirectly to any provision hereunder or thereunder permitting it to collect, settle or adjust Accounts or to deal with account debtors in any way or in connection with the realization, repossession, safeguarding, insuring or other protection of the Collateral or in connection with the collecting, perfecting or protecting the Secured Party’s liens and security interests hereunder or under any other Transaction Document.

IV.    POWER OF ATTORNEY; NOTICES

SECTION 4.01  Power of Attorney.  Upon the occurrence of and during the continuation of an Event of Default, Grantor hereby irrevocably constitutes and appoints the Secured Party, and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Grantor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby give said attorneys the power and right, on behalf of Grantor, without notice to or assent by Grantor, to (a) endorse the name of Grantor on any checks, notes, drafts or other forms of payment or security that may come into the possession of the Secured Party or any affiliate of the Secured Party, to sign Grantor’s name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules, (b) sell, transfer, pledge, make any arrangement with respect to or otherwise dispose of or deal with any of the Collateral consistent with the UCC, and (c) do acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein.  The powers granted herein, being coupled with an interest, are irrevocable until all of the Obligations are indefeasibly paid in full and this Agreement is terminated.  The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  Neither the Secured Party nor any attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law provided the same is not the result of gross negligence or willful misconduct.

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SECTION 4.02  Notices.  Upon the occurrence of and during the continuation of an Event of Default, the Secured Party may notify account debtors and other persons obligated on any of the Collateral that the Collateral have been assigned to the Secured Party or of its security interest therein and to direct such account debtors and other persons obligated on any of the Collateral to make payment of all amounts due or to become due to a Grantor directly to the Secured Party, and upon such notification, and at Grantor’s expense, to enforce collection of any such Collateral, and to adjust, compromise or settle for cash, credit or otherwise upon any terms the amount of payment thereof.  The Secured Party may, at any time following the occurrence and during the continuation of an Event of Default, notify the United States Postal Service authorities to change the address of delivery of mail of the Grantor to an address designated by the Secured Party.  After making of such a request or the giving of any such notification, Grantor shall hold any proceeds of collection of accounts, Chattel Paper, General Intangibles, Instruments and other Collateral received by it as trustee for the Secured Party without commingling the same with Grantor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments.  The Secured Party shall apply the proceeds of collection of such Collateral received by the Secured Party to the Obligations, in such order as the Secured Party, in its sole discretion, shall determine, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

V.          REMEDIES OF SECURED PARTY

SECTION 5.01  Enforcement.  Upon the occurrence and during the continuation of an Event of Default, the Secured Party shall have, in addition to all of its other rights under this Agreement and the other Transaction Documents by operation of law or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the UCC and shall have the right, to the extent permitted by law, without charge, to enter any Grantor’s premises, and, until it completes the enforcement of its rights in the Collateral subject to its security interest hereunder and the sale or other disposition of any property subject thereto, take possession of such premises without charge, rent or payment therefor (through self-help, without judicial process and without having first given notice or obtained an order of any court), or place custodians in control thereof, remain on such premises and use the same for the purpose of completing any work in progress, preparing any Collateral for disposition, and disposition of or collecting any Collateral. Without limiting the foregoing, upon the occurrence of an Event of Default, the Secured Party may, without demand, advertising or notice, all of which Grantor hereby waives (except as the same may be required by law), sell, lease, license or otherwise dispose of and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral held by it or for its account at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as the Secured Party, in its sole discretion, deems advisable.  At any such sale, the Collateral, or any portion thereof, may be sold in one lot as an entirety or in separate parcels as the Secured Party, in its sole discretion, deems advisable.  Grantor agrees that if notice of sale shall be required by law, such requirement shall be met if such notice is mailed, postage prepaid, to Grantor at its address set forth above, or such other address as it may have, in writing, provided to the Secured Party, at least ten (10) days before the time of such sale or disposition.  The Secured Party may postpone or adjourn any sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned, without being required to give a new notice of sale.  Notice of any public sale shall be sufficient if it describes the security of the Collateral to be sold in general terms, stating the amounts thereof, the nature of the business in which such Collateral was created and the location and nature of the properties covered by the other security interests or mortgages and the prior liens thereof.  The Secured Party may be the purchaser at any such sale if it is public, free from any right of redemption, which Grantor also waives, and payment may be made, in whole or in part, in respect of such purchase price by the application of the Obligations by the Secured Party.  Grantor, with respect to its property constituting such Collateral, shall be obligated for, and the proceeds of sale shall be applied first to, the costs of taking, assembling, finishing, collecting, refurbishing, storing, guarding, insuring, preparing for sale, and selling the Collateral, including the fees and disbursements of attorneys, auctioneers, appraisers and accountants employed by the Secured Party.  Proceeds shall then be applied to the payment, in whatever order the Secured Party may elect, of all of the Obligations.  The Secured Party shall return any excess to Grantor or to whomever may be fully entitled to receive the same or as a court of competent jurisdiction may direct.  In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full the Obligations, Grantor shall remain liable for any deficiency.

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SECTION 5.02  Standards for Exercising Rights and Remedies.  To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business, Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risk of loss, collection or disposition of Collateral, or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section 5.02 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the UCC or the Uniform Commercial Code as in effect in other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 5.02.  Without limitation upon the foregoing, nothing contained in this Section 5.02 shall be construed to grant any rights to Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 5.02.

SECTION 5.03  Waiver.  Grantor waives any right, to the extent applicable law permits, to receive prior notice of, or a judicial or other hearing with respect to, any action or prejudgment remedy or proceeding by the Secured Party to take possession, exercise control over, or dispose of any item of the Collateral in any instance (regardless of where such Collateral may be located) where such action is permitted under the terms of this Agreement or any other Transaction Document, or by applicable law, or of the time, place or terms of sale in connection with the exercise of the Secured Party’s rights hereunder, and Grantor also waives, to the extent permitted by law, any bond, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by the Secured Party of property subject to the Secured Party’s Lien.  Grantor further waives any damages (direct, consequential or otherwise) occasioned by the enforcement of the Secured Party’s rights under this Agreement and any other Transaction Document, including the taking of possession of any Collateral, all to the extent that such waiver is permitted by law and to the extent that such damages are not caused by the Secured Party’s gross negligence or willful misconduct.  These waivers and all other waivers provided for in this Agreement and any other Transaction Documents have been negotiated by the parties, and Grantor acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

SECTION 5.04  Other Rights.  Grantor agrees that the Secured Party shall not have any obligation to preserve rights to any Collateral against prior parties or to proceed first against any Collateral or to marshal any Collateral of any kind for the benefit of any other creditors of Grantor or any other Person.  The Secured Party is hereby granted, to the extent that Grantor is permitted to grant a license or right of use, a license or other right to use, without charge, labels, patents, copyrights, rights of use, of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature of Grantor as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and Grantor’s rights under all licenses and any franchise, sales or distribution agreements shall inure to the Secured Party’s benefit.

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SECTION 5.05  Expenses.  Grantor agrees that it shall pay on demand therefor all costs and expenses incurred in amending, implementing, perfecting, collecting, defending, declaring and enforcing the Secured Party’s rights and security interests in the Collateral hereunder or under the Loan Agreement or any other Transaction Document or other instrument or agreement delivered in connection herewith or therewith, including, but not limited to, searches and filings, and the Secured Party’s reasonable attorneys’ fees (regardless of whether any litigation is commenced, whether a default is declared hereunder, and regardless of tribunal or jurisdiction).

VI.        GENERAL PROVISIONS

SECTION 6.01  Termination.  This Agreement shall remain in full force and effect until all the Obligations shall have been indefeasibly fully paid and satisfied and the Asset Purchase Agreement shall have expired or been terminated, and, until such time, the Secured Party shall retain all security in and title to all existing and future Collateral held by it hereunder.

SECTION 6.02  Remedies Cumulative.  The Secured Party’s rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which it may have under the Asset Purchase Agreement, any other Transaction Document or any other agreement or instrument, by operation of law or otherwise and may be exercised alternatively, successively or concurrently, as the Secured Party may deem expedient.

SECTION 6.03  Binding Effect.  This Agreement is entered into for the benefit of the parties hereto and their successors and assigns.  It shall be binding upon and shall inure to the benefit of the said parties, their successors and assigns.  Grantor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party, and any attempted assignment shall be null and void.

SECTION 6.04  Notices.  Wherever this Agreement provides for notice to either party (except as expressly provided to the contrary), it shall be in writing and given in the manner specified in Section 11.2 of the Asset Purchase Agreement.  Such notices to Grantor shall be delivered to the address for notices set forth on Schedule B annexed hereto.

SECTION 6.05  Waiver.  No delay or failure on the part of the Secured Party in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such or any other right, privilege, remedy or option, and no waiver shall be valid unless in writing and signed by an officer of the Secured Party, and only to the extent therein set forth.

SECTION 6.06  Entire Agreement; Modifications and Amendments.  This Agreement and the other agreements to which it refers constitute the complete agreement between the parties with respect to the subject matter hereof and may not be changed, modified, waived, amended or terminated orally, but only by a writing signed by the Secured Party and any party to be charged.

SECTION 6.07  Survival of Representations and Warranties.  The representations and warranties of Grantor made or deemed made herein shall survive the execution and delivery of this Agreement.

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SECTION 6.08  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 6.09  Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS.  GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR HEREBY WAIVES, AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR AGREES (i) NOT TO SEEK, AND HEREBY WAIVES THE RIGHT TO, ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT, AND (ii) NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING.  GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK.  GRANTOR AND THE SECURED PARTY EACH IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 6.10  Counterparts.  This Agreement may be executed in two or more counterparts (including with delivery by facsimile or other electronic transmission), each of which shall constitute an original but all of which, taken together, shall constitute one and the same agreement.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.

SECURED PARTY:	ACCELERIZE NEW MEDIA, INC.

By:

GRANTOR:
EMERGING GROWTH LLC

By:

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Schedule A

Collateral

See Exhibit A to Asset Purchase Agreement.

Schedule B

1.	Name of Grantor.	Emerging Growth LLC

2.	State of Organization:	Delaware

3.	Organizational Number:	None

4.	Patents, trademarks, trade names, copyright and applications for the foregoing: See Exhibit A to the Asset Purchase Agreement.

5.	Chief Executive Office or Principal Place of Business:

143 Calle Mayor
Redondo Beach, CA 90277

6.	Other offices at which books or records with respect to Accounts are maintained: None

7.	Inventory Locations: None

8.	Equipment Locations: None

9.	Trade Names: None

10.	Non-Ordinary Course Collateral Acquisitions: None

11.	Collateral in the possession or control of third parties: None

12.	Commercial Tort Claims: None

13.	Address for Notices:

Emerging Growth LLC
143 Calle Mayor
Redondo Beach, CA 90277
Attn: Darren Dayton

Exhibit F

Bill of Sale

KNOW ALL PERSONS BY THESE PRESENTS, pursuant to the terms of the Asset Purchase Agreement, dated as of September 27, 2012, among Accelerize New Media, Inc., a Delaware corporation (the “Transferor”) and Emerging Growth LLC, a Delaware limited liability company (the “Transferee”) (the “Purchase Agreement”), for good and valuable consideration as recited in the Purchase Agreement, the receipt and adequacy of which are hereby acknowledged, the Transferor hereby grants, bargains, sells, assigns, transfers, sets over, conveys and delivers without limitation or restriction to the Transferee, the assets listed on Exhibit A hereto (the “Assets”) to have and to hold all of the Assets granted or transferred hereby unto the Transferee.

From and after the execution and delivery of this Assignment and Bill of Sale to the Transferee, the Transferor shall have no right, title and interest in the Assets.

Capitalized terms herein that are not defined herein shall have the meaning ascribed thereto in the Purchase Agreement. This Assignment and Bill of Sale shall not be deemed to expand upon, limit, or otherwise derogate from any of the representations, warranties or covenants with respect to the Assets contained in the Purchase Agreement and the other documents contemplated by the Purchase Agreement.

IN WITNESS WHEREOF, the Transferor has caused this Assignment and Bill of Sale to be executed as of the Closing Date.

ACCELERIZE NEW MEDIA, INC.

By:
Name:
Title:

Acknowledged and Agreed:

EMERGING GROWTH LLC

By:
Name:
Title:

Bill Of Sale - Exhibit A

1.           All of the Assets, which are listed on Schedule A attached hereto, including without limitation the domain names listed therein and any related authorization codes therefor and all assets used in association with and to operate the Business and the software programs associated therewith (to the extent of Seller’s rights therein), including all versions thereof, and all related documentation, manuals, source code and object code, program files, data files, computer related data, field and data designations and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, system designs, program structure, sequences and organization, screen displays and report layouts, all as they exist at Closing;

2.           All intangible properties and rights used in the operation of the Assets, wherever located and whether or not described or referred to herein;

3.           All claims, rights under warranties and choses-in-action of Seller with respect to the Assets, if any;

4.           All reports and records relating to the ownership or operation of the Assets; and

5.           All client, customer, candidate, contractor, supplier and consultant lists and information used in connection with the Business, including without limitation files, correspondence, telephone and facsimile numbers, e-mail and website addresses, and other business records of such clients, customers, candidates, contractors, suppliers and consultants.

Bill of Sale - Schedule A

See Purchase Agreement Exhibit A.

Exhibit G

Transition Services

Omitted pursuant to the rules of the Securities and Exchange Commission.  The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request.

Disclosure Schedule

Schedule 4.5 – Title to Acquired Assets

Omitted pursuant to the rules of the Securities and Exchange Commission.  The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request.

Schedule 4.6 – Contracts

Omitted pursuant to the rules of the Securities and Exchange Commission.  The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request.

Schedule 4.7 – Third Party Consents

Omitted pursuant to the rules of the Securities and Exchange Commission.  The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request.

Schedule 6.4 – Insurance Policies

Omitted pursuant to the rules of the Securities and Exchange Commission.  The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request.